EX-99.23.j


                         CONSENT OF INDEPENDENT AUDITORS

         As independent public accountants, we hereby consent to the use of our report dated January 22, 2004 for Access Variable Insurance Trust (the "Fund") and to all references to our firm included in or made a part of this Post-Effective Amendment No. 2 to Access Variable Insurance Trust's Registration Statement on Form N-1A (file No. 333-103393), including the references to our firm under the heading "Financial Highlights" in the Prospectus.


/s/McCurdy & Associates

McCurdy & Associates CPA's, Inc.
Westlake, Ohio

April 29, 2004

                                                                      EX-99.23.j


                         CONSENT OF INDEPENDENT AUDITORS

     As independent public accountants, we hereby consent to the use of all references to our firm included in or made a part of this Post-Effective Amendment No. 2 to Access Variable Insurance Trust's Registration Statement on Form N-1A (file No.333-103393), including the references to our firm under the heading "Accountants" in the Fund's Statement of Additional Information.


/s/Cohen McCurdy

Cohen McCurdy, Ltd.
Westlake, Ohio

April 29, 2004